SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LHC GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	43-2074268 (I.R.S. Employer Identification No.)

420 West Pinhook Rd., Suite A
Lafayette, LA 70503
(Address and Zip Code of Principal Executive Offices)

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following. ☑

Securities Act registration statement file number to which this form relates: 333-120792

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.

     The description of the Common Stock, $0.01 par value per share of LHC Group, Inc. (the “Company”) registered hereby is incorporated by reference to the description of the Company’s capital stock set forth under the heading “Description of our Capital Stock” in the Company’s Registration Statement on Form S-1 (SEC File No. 333-120792), as filed with the Securities and Exchange Commission (the “Commission”) on November 24, 2004 and as amended by Amendment No. 1 thereto, as filed with the Commission on January 6, 2005, Amendment No. 2 thereto, as filed with the Commission on February 14, 2005, Amendment No. 3 thereto as filed with the Commission on May 9, 2005, Amendment No. 4 thereto, as filed with the Commission on May 20, 2005, and Amendment No. 5 thereto, as filed with the Commission on June 6, 2005. Such description will be included in a form of prospectus subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus shall be deemed to be incorporated by reference into this Registration Statement.

Item 2. Exhibits.

1.	Certificate of Incorporation of LHC Group, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1, SEC File No. 333-120792)

2.	Bylaws of LHC Group, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1, SEC File No. 333-120792)

3.	Specimen stock certificate for the Common Stock of LHC Group, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1, SEC File No. 333-120792)

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LHC Group, Inc.
Date: June 6, 2005	By:	/s/ R. Barr Brown
R. Barr Brown
Senior Vice President, Chief Financial Officer and Treasurer